Exhibit 15.2

December 23, 2022

Securities and Exchange Commission

100 F Street NE

Washington, D.C. 20549

Dear Commissioners:

We have read the statements made by Caravelle International Group under Item 16F of its Shell Company Report on Form 20-F dated December 23, 2022. We agree with the statements concerning our firm in such Form 20-F; we are not in a position to agree or disagree with other statements contained Item 16F insofar as they do not relate to our firm.

Very truly yours,

/s/ Friedman LLP

New York, New York